UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 18, 2005

Merck & Co., Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	1-3305	22-1109110
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Merck Drive, P.O. Box 100, Whitehouse Station, New Jersey		08889
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	908-423-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Merck & Co., Inc. ("Merck") has adopted term sheets under the Merck & Co., Inc. 2004 Incentive Stock Plan (the "ISP") pursuant to which grants may be made after January 27, 2005 to employees with respect to (a) options to purchase shares of common stock of Merck and (b) units of restricted stock ("RSUs") of Merck common stock. The term sheet for options sets forth option term, vesting and exercise periods, and information regarding termination of employment and transferability. The term sheets for RSUs set forth the restricted period, and information regarding termination of employment and transferability. The foregoing summary is qualified in its entirety by reference to the text of the form term sheets, which are filed as exhibits to this report.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit 10.1 - Stock option terms for a non-qualified stock option under the Merck & Co., Inc. 2004 Incentive Stock Plan

Exhibit 10.2 - Restricted stock unit terms for annual grant under the Merck & Co., Inc. 2004 Incentive Stock Plan

Exhibit 10.3 - Restricted stock unit terms for Leader Shares grant under the Merck & Co., Inc. 2004 Incentive Stock Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merck & Co., Inc.

February 18, 2005	By:	/s/ Debra A. Bollwage

Name: Debra A. Bollwage
Title: Senior Assistant Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Stock option terms for a non-qualified stock option under the Merck & Co., Inc. 2004 Incentive Stock Plan
10.2	Restricted stock unit terms for annual grant under the Merck & Co., Inc. 2004 Incentive Stock Plan
10.3	Restricted stock unit terms for Leader Shares grant under the Merck & Co., Inc. 2004 Incentive Stock Plan